                                                                    Exhibit 10.8

                        EXECUTIVE STOCK PLEDGE AGREEMENT


     THIS AGREEMENT is made as of June 4, 1996, by and between National Equipment Services, Inc., a Delaware corporation (the "Company"), and Kevin Rodgers (the "Executive").

     WHEREAS, the Company and the Pledgor are parties to an Senior Management Agreement, dated as of the date hereof, pursuant to which the Pledgor has agreed to purchase, in the aggregate, 8,000 shares of the Company's Class B Common Stock, par value $.01 per share (collectively, the "Pledged Shares"), for an aggregate purchase price of $80,000.00.

     WHEREAS, the Company has allowed the Pledgor to purchase the Pledged Shares by delivery to the Company of cash in the amount of $16,000.00 and promissory notes (the "Notes") in the aggregate principal amount of $64,000.00; and

     WHEREAS, this Executive Stock Pledge Agreement provides the terms and conditions upon which the Notes are secured by a pledge to the Company of the Pledged Shares.

     NOW, THEREFORE, the Pledgor and the Company hereby agree as follows:

     1. Pledge. The Pledgor hereby pledges to the Company, and grants to the Company a security interest in, the Pledged Shares as security for the prompt and complete payment when due of the unpaid principal of and interest on the Notes.

     2. Delivery of Pledged Shares. Upon the execution of this Executive Stock Pledge Agreement, the Pledgor shall deliver to the Company the certificates representing the Pledged Shares theretofore issued to the Pledgor, together with duly executed forms of assignment sufficient to transfer title thereto to the Company. In addition, as and when additional Pledged Shares are issued to the Pledgor, the Pledgor shall deliver to the Company the certificates representing such Pledged Shares together with duly executed forms of assignment sufficient to transfer title thereto to the Company.

     3. Voting Rights; Cash Dividends. Notwithstanding anything to the contrary contained herein, during the term of this Executive Stock Pledge Agreement until such time as there exists a default in the payment of principal or interest on the Notes or any other default under the Notes, the Pledgor shall be entitled to all voting rights with respect to the Pledged Shares and shall be entitled to receive all cash dividends paid in respect of the Pledged Shares. Upon the occurrence of and during the continuance of any such default, the Company shall retain all such cash dividends payable on the Pledged Shares as additional security hereunder.

     4. Stock Dividends; Distributions, etc. If, while this Executive Stock Pledge Agreement is in effect, the Pledgor becomes entitled to receive or receives any securities or other property in addition to, in substitution of, or in exchange for any of the Pledged Shares (whether as a distribution in connection with any recapitalization, reorganization or reclassification, a stock dividend or otherwise), the Pledgor shall accept such securities or other property on behalf of and for the benefit of the Company as additional security for the Pledgor's obligations under the Notes and shall promptly deliver such additional security to the Company together with duly executed forms of assignment, and such additional security shall be deemed to be part of the Pledged Shares hereunder.

     5. Default. If the Pledgor defaults in the payment of the principal or interest under the Notes as it becomes due (whether upon demand, acceleration or otherwise) or any other event of default under the Notes occurs (including the bankruptcy or insolvency of the Pledgor), the Company may exercise any and all the rights, powers and remedies of any owner of the Pledged Shares (including the right to vote the shares and receive dividends and distributions with respect to such shares) and shall have and may exercise without demand any and all the rights and remedies granted to a secured party upon default under the Uniform Commercial Code of the State of Illinois or otherwise available to the Company under applicable law. Without limiting the foregoing, the Company is authorized to sell, assign and deliver at its discretion, from time to time, all or any part of the Pledged Shares at any private sale or public auction, on not less than ten days written notice to the Pledgor, at such price or prices and upon such terms as the Company may deem advisable. The Pledgor shall have no right to redeem the Pledged Shares after any such sale or assignment. At any such sale or auction, the Company may bid for, and become the purchaser of, the whole or any part of the Pledged Shares offered for sale. In case of any such sale, after deducting the costs, attorneys' fees and other expenses of sale and delivery, the remaining proceeds of such sale shall be applied to the principal of and accrued interest on the Notes; provided, however, that after payment in full of the indebtedness evidenced by the Notes, the balance of the proceeds of sale then remaining shall be paid to the Pledgor and the Pledgor shall be entitled to the return of any of the Pledged Shares remaining in the hands of the Company. The Pledgor shall be liable for any deficiency if the remaining proceeds are insufficient to pay the indebtedness under the Notes in full, including the fees of any attorneys employed by the Company to collect such deficiency.

     6. Costs and Attorneys' Fees. All costs and expenses, including reasonable attorneys' fees, incurred in exercising any right, power or remedy conferred by this Executive Stock Pledge Agreement or in the enforcement thereof, shall become part of the indebtedness secured hereunder and shall be paid by the Pledgor or repaid from the proceeds of the sale of the Pledged Shares hereunder.

     7. Payment of Indebtedness and Release of Pledged Shares. Upon payment in full of the indebtedness evidenced by the Notes, the Company shall surrender the Pledged Shares to the Pledgor together with all forms of assignment.

     8. Further Assurances. The Pledgor agrees that at any time and from time to time upon the written request of the Company, the Pledgor will execute and deliver such further documents and do such further acts and things as the Company may reasonably request in order to effect the purposes of this Executive Stock Pledge Agreement.

     9. Severability. Any provision of this Executive Stock Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     10. No Waiver; Cumulative Remedies. The Company shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies hereunder, and no waiver shall be valid unless in writing, signed by the Company, and then only to the extent therein set forth. A waiver by the Company of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Company would otherwise have on any future occasion. No failure to exercise nor any delay in exercising on the part of the Company, any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and may be exercised singly or concurrently, and are not exclusive of any rights or remedies provided by law.

     11. Waivers, Amendments; Applicable Law. None of the terms or provisions of this Executive Stock Pledge Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by the parties hereto. This Agreement and all obligations of the Pledgor hereunder shall together with the rights and remedies of the Company hereunder, inure to the benefit of the Company and its successors and assigns. This Executive Stock Pledge Agreement shall be governed by, and be construed and interpreted in accordance with, the laws of the State of Illinois.

                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have executed this Executive Stock Pledge Agreement on the date first written above.


                                     NATIONAL EQUIPMENT SERVICES, INC.

                                     By   /s/ Paul R. Ingersoll
                                     --------------------------
                                     Its   Vice President
                                     --------------------------

                                     /s/ Kevin P. Rodgers
                                     --------------------------
                                     Kevin Rodgers